Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•Form S-3 No. 333-223489

•Form S-8 No. 333-231176

•Form S-8 No. 333-251017

•Form S-8 No. 333-249759

•Form S-8 No. 333-249167

•Form S-8 No. 333-240317

•Form S-8 No. 333-239028

•Form S-8 No. 333-263173

of our reports dated March 4, 2024, with respect to the consolidated financial statements of SouthState Corporation and the effectiveness of internal control over financial reporting of SouthState Corporation included in this Annual Report (Form 10-K) of SouthState Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Birmingham, Alabama

March 4, 2024